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                                                                      EXHIBIT 11

                       UNION PACIFIC RESOURCES GROUP INC.

                        COMPUTATION OF EARNINGS PER SHARE
                              (Shares in Thousands)
                                   (Unaudited)

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
                                                                             Nine Months Ended
                                                                                September 30,
                                                                       -----------------------------
                                                                           1999             1998
                                                                       ------------     ------------

Basic weighted average number of shares outstanding ..............          248,934          247,687

Dilutive weighted average shares issuable on exercise of stock
     options less shares repurchasable from proceeds .............              218             --
                                                                       ------------     ------------

Diluted weighted average number of common and common
     equivalent shares ...........................................          249,152          247,687
                                                                       ============     ============


Income (loss) from continuing operations (millions) ..............     $       78.3     $      (22.2)
Income from discontinued operations (millions) ...................            133.2             18.8
                                                                       ------------     ------------
Net income (millions) ............................................     $      211.5     $       (3.4)
                                                                       ============     ============


Per share - basic and diluted
Income (loss) from continuing operations .........................     $       0.31     $      (0.09)
Income from discontinued operations ..............................             0.54             0.08
                                                                       ------------     ------------
Net income (loss) ................................................     $       0.85     $      (0.01)
                                                                       ============     ============
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